Exhibit 99.1

Dime Community Bancshares, Inc. Announces Completion of Subordinated Notes Offering

HAUPPAUGE, N.Y., June 28, 2024 (GLOBE NEWSWIRE) -- Dime Community Bancshares, Inc. (the “Company”) (NASDAQ: “DCOM”), the parent company of Dime Community Bank (the “Bank”), announced today the completion of its public offering and sale of $65,000,000 of its 9.000% fixed-to-floating rate subordinated notes due 2034 (the “Notes”) in a registered public offering (the “Offering”). The Notes were sold at par, resulting in net proceeds, after discounts and estimated offering expenses, of approximately $62,655,000. The Company also granted the underwriters a 30-day option to purchase up to an additional $9,750,000 aggregate principal amount of the Notes to cover overallotments, if any. If the underwriters exercise their overallotment option in full, the total gross proceeds, before discounts and estimated offering expenses, will be $74,750,000 and the net proceeds, after discounts and estimated offering expenses, will be approximately $72,112,500.

The Notes are expected to be listed on the Nasdaq Stock Market® within 30 days of the original issue date under the trading symbol “DCOMG”.

The Company intends to use the net proceeds of the Offering for general corporate purposes, including supporting organic growth initiatives, and to support the Company and Bank’s regulatory capital ratios. The Notes are intended to qualify as Tier 2 capital for regulatory purposes.

Raymond James & Associates, Inc. and Keefe, Bruyette & Woods, A Stifel Company acted as joint book-running managers for the Offering. D.A. Davidson & Co. and Piper Sandler acted as co-managers for the offering. Squire Patton Boggs (US) LLP acted as legal counsel to the Company and Luse Gorman, PC acted as legal counsel to the underwriters.

This press release is neither an offer to sell nor a solicitation of an offer to purchase any securities of the Company. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About the Company

Dime Community Bancshares, Inc. is the holding company for Dime Community Bank, a New York State-chartered trust company with over $13.5 billion in assets and the number one deposit market share among community banks on Greater Long Island(1).

(1) Aggregate deposit market share for Kings, Queens, Nassau & Suffolk counties for community banks less than $20 billion in assets.

Forward-Looking Statements

This news release contains a number of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements may be identified by use of words such as “annualized,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “seek,” “likely,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar terms and phrases, including references to assumptions.

Forward-looking statements are based upon various assumptions and analyses made by the Company in light of management’s experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate under the circumstances. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors (many of which are beyond the Company’s control) that could cause actual conditions or results to differ materially from those expressed or implied by such forward-looking statements. Accordingly, you should not place undue reliance on such statements. Factors that could affect our results include, without limitation, the following: increases in competitive pressure among financial institutions or from non-financial institutions; inflation and fluctuation in market interest rates, which may affect demand for our products, interest margins and the fair value of financial instruments; changes in deposit flows, loan demand or real estate values; changes in the quality and composition of the Company’s loan or investment portfolios or unanticipated or significant increases in loan losses; changes in accounting principles, policies or guidelines; changes in corporate and/or individual income tax laws or policies; general socio-economic conditions or events, including conditions caused by public health emergencies, international conflict, inflation, and recessionary pressures, either nationally or locally in some or all areas in which the Company conducts business, or conditions in the securities markets or the banking industry; legislation, regulatory or policy changes; technological changes; failures or breaches of information technology security systems; success or consummation of new business initiatives or the integration of an acquired entities may be more difficult or expensive than the Company anticipates; and litigation or other matters before regulatory agencies.

For discussion of these and other risks that may cause actual results to differ from expectations, please refer to the sections entitled “Forward-Looking Statements” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and subsequent updates set forth in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Dime Community Bancshares, Inc.

Investor Relations Contact:

Avinash Reddy

Senior Executive Vice President — Chief Financial Officer

Phone: 718-782-6200; Ext. 5909

Email: avinash.reddy@dime.com